Exhibit 10.8

GUARANTY OF PAYMENT - MORTGAGE LOAN

As of December 21, 2007

PB Capital Corporation, as administrative

agent for itself and the other “Lenders”
(as such quoted term is defined in
the Agreement, as hereinafter defined)

230 Park Avenue

New York, New York 10169

Attention:	Real Estate Finance

Re:	Loans aggregating $350,000,000 (collectively, the “Loan”) to Alexander’s of Rego Park II, Inc. (“Borrower”)

Gentlemen:

To induce Lenders to consummate the captioned transaction and to lend to Borrower in accordance with (i) a Building Loan Agreement (the “BLA”) and a Project Loan Agreement (the “Project Loan Agreement”; the Project Loan Agreement and the BLA, collectively, the “Agreement”), each dated the date hereof among Borrower, Lenders and you as Administrative Agent (in such capacity, “Administrative Agent”), (ii) a Note or Notes made by Borrower in the aggregate principal amount of $350,000,000 (as the same may be amended, modified, extended, severed, assigned, renewed or restated from time to time, including any substitute or replacement notes executed pursuant to the Agreement, collectively, the “Note”) and (iii) one or more mortgage(s) dated the date hereof from Borrower to Administrative Agent (as amended from time to time, collectively, the “Mortgage” and the term “Mortgage” shall be deemed to include any other agreement or instrument given to Administrative Agent or Lenders as security for the Loan and the term “Collateral” shall mean the property covered by the Mortgage and any other collateral now or hereafter given as security for the Loan), the undersigned (hereinafter, “Guarantor”) does hereby represent, warrant and covenant to Lenders and Administrative Agent as follows (Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement):

Obligations Guaranteed.

Guarantor guarantees the prompt payment when due, whether at maturity or by acceleration or otherwise, of (i) any loss, cost, damage or expense paid or incurred by or on behalf of any Lender and/or Administrative Agent by reason of (1) intentional misconduct or fraudulent acts or omissions by Borrower or Guarantor (collectively, the “Borrower Parties”), (2) intentional and material misrepresentations in any of the Loan Documents by any of the Borrower Parties, (3) intentional physical waste of any portion of the Mortgaged Property by any of the Borrower Parties, (4) misapplication or misappropriation by any of the Borrower Parties of any insurance proceeds, condemnation awards or tenant security deposits, or of any rental or other income which was required by the Mortgage or other Loan Documents to be paid or applied in a specified manner, arising, in any such case, with respect to the Mortgaged Property, (5) any distributions from Borrower to Borrower Parties made during the continuance of an Event of Default, any monetary Default or, after notice from Administrative Agent of such default, any material non-monetary Default, (6) any voluntary or collusive involuntary direct or indirect transfer of the Mortgaged Property or any interest in Borrower in contravention of the Loan Documents, (7) the voluntary or collusive involuntary incurrence of any secured or unsecured indebtedness in contravention of the Loan Documents, (8) any voluntary or collusive involuntary filing of any bankruptcy, insolvency or similar proceeding by or

NY 50215432v6

against Borrower or Guarantor, and/or (9) the voluntary creation of any pledge, lien or other encumbrance on the Mortgaged Property in contravention of the Loan Documents, (ii) all payments due from Borrower under or in respect of any swaps or other interest rate protection or hedging product arrangements obtained in respect of the Loan, including, without limitation, amounts paid by Administrative Agent or Lenders to purchase interest rate protection or hedging products if Borrower fails to do so as and when required to do so under the terms of the BLA, (iii) all amounts owed pursuant to Section 3.03 of the BLA, (iv) to the extent Borrower fails or refuses to reduce the Total Commitment by the ICIP Reduction Amount pursuant to Section 6.27 of the BLA, an amount equal to the ICIP Reduction Amount and (v) all reasonable out-of-pocket, third party legal and other costs or expenses paid or incurred by or on behalf of Lenders and/or Administrative Agent in the enforcement of this Guaranty against Guarantor. Notwithstanding anything in this Guaranty to the contrary, Guarantor shall become liable for all of Borrower’s payment obligations under the Note, Mortgage and Agreement (whether evidenced any such document or a judgment obtained in respect of any such document), including, without limitation, the entire principal balance of the Loan and interest thereon to the extent provided for in said documents (including default interest to the extent provided for therein whether arising prior to or after maturity or acceleration of the Loan), upon the occurrence of any of the events specified in clauses (6)-(9), inclusive, above, provided, however, that in the case of clauses (7) and (9), only if the event in question is in respect of borrowed money. Guarantor acknowledges and agrees that this Guaranty is a continuing guaranty and that the agreements, guaranties and waivers made by Guarantor herein, and Guarantor’s obligations hereunder, are and shall at all times continue to be primary, absolute and unconditional.

Liability Unimpaired.

Guarantor’s liability hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any of the Loan Documents or any other instrument made to or with Administrative Agent or Lenders by Borrower. In addition, Guarantor’s liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Note or Mortgage or any sale or transfer of all or any part of the Collateral, (iii) any exculpatory provision in any of said instruments limiting Lenders’ or Administrative Agent’s recourse to all or any portion of the Collateral, or limiting Lenders’ or Administrative Agent’s rights to a deficiency judgment against Borrower, (iv) the release of Borrower or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (v) the release or substitution in whole or in part of all or any portion of the Collateral, (vi) the failure to record the Mortgage or file any UCC financing statements (or the improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, (vii) the invalidity, irregularity or unenforceability as against Borrower or Guarantor, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to Administrative Agent or Lenders in connection with the Loan or (viii) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense of Borrower for its obligations under any of the Loan Documents or of Guarantor under this Guaranty; and, in any such case, whether with or without notice to Guarantor and with or without consideration.

Preservation of Loan Documents.

Guarantor will cause Borrower to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not permit Borrower to take or to fail to take actions of any kind, the taking of which or the failure to take which might be the basis for a claim that Guarantor has a defense to its obligations hereunder, other than performance of such obligations in accordance with the terms of the instruments imposing the same.

NY 50215432v6

Indemnification; Payments; Certain Waivers.

Guarantor (i) waives any right or claim of right to cause a marshalling of Borrower’s or any other Person’s assets or to cause Administrative Agent or Lenders to proceed against all or any portion of the Collateral or against any of the security for the Loan or for the obligations guaranteed hereby before proceeding against Guarantor or to proceed against Guarantor, if more than one, in any particular order, (ii) agrees that any payments required to be made by Guarantor hereunder shall become due on demand pursuant to a notice from Administrative Agent to Guarantor given in accordance with paragraph 22 hereof and without presentment to Borrower, demand for payment or protest, or notice of non-payment or protest and (iii) expressly postpones and subordinates, for so long as the Loan remains unpaid, all rights, remedies and defenses now or hereafter accorded by applicable Law to guarantors. Without limiting the generality of the foregoing, Guarantor hereby postpones and subordinates, for so long as the Loan remains unpaid, all rights (x) of subrogation, (y) to participate in any claim or remedy Lenders or Administrative Agent may now or hereafter have against Borrower or in all or any portion of the Collateral and (z) to contribution, indemnification, set-off, exoneration or reimbursement, whether from Borrower, Guarantor, or any other Person now or hereafter primarily or secondarily liable for any of Borrower’s obligations to Lenders, and whether arising by contract or operation of law or otherwise by reason of Guarantor’s execution, delivery or performance of this Guaranty.

Reinstatement.

This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Administrative Agent or Lenders (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, Guarantor or any other Person or for a substantial part of Borrower’s, Guarantor’s or any of such other Person’s property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and expenses (including, without limitation, legal fees and expenses) incurred by or on behalf of Lenders in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to paragraph 2 above.

Formation and Existence; Power and Authority.

Guarantor is a corporation, is duly organized, validly existing and in good standing under the laws of the state of its formation and has full power and authority to execute, deliver and perform this Guaranty and any Loan Document to which it is a party. Without limiting the following provisions of this paragraph 6, Guarantor will preserve and maintain such legal existence and good standing. Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of all Lenders, which consent may be granted or denied in the sole and absolute discretion of each Lender, and any purported assignment or delegation absent such consent is void, provided, however, that, if Guarantor sells, assigns, transfers or otherwise disposes of all or substantially all of its assets and business to another Person, so long as (i) such Person then complies with the Net Worth and Cash and Cash Equivalents (as such terms are hereinafter defined) covenants set forth in paragraph 10(c) of this Guaranty, (ii) a certification from the chief financial officer of such Person to the same effect as is described in paragraph 10(d) hereof, together with supporting financial data and information in respect thereof, is provided to Administrative Agent, (iii) such Person assumes Guarantor’s obligations under this Guaranty either by documentation reasonably satisfactory in form and substance to Administrative Agent or by operation of law or otherwise, evidenced to Administrative Agent’s reasonable satisfaction, (iv) Administrative Agent receives and approves (such approval not to be unreasonably withheld, conditioned or delayed) such additional supporting documents as are reasonably requested by Administrative Agent in connection with such assignment or delegation, such as, without limitation, certified copies of the organizational documents of such Person and an opinion of counsel of such Person which shall be to substantially the same effects as

NY 50215432v6

was delivered to Administrative Agent on the date hereof with respect to Guarantor and (v) a certificate of such Person containing the representations and warranties set forth in paragraphs 6-9, inclusive, of this Guaranty, no consent by any Lender shall be required.

Litigation; Compliance with Judgments.

There are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, at law, in equity or before or by any court, arbitrator or Governmental Authorities except actions, suits or proceedings which are, or are likely in Guarantor’s reasonable judgment to be, fully covered by insurance (except for any applicable deductible) or would, if adversely determined, not be likely to have a Material Adverse Effect. Guarantor is not in material default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities which is likely to have a Material Adverse Effect.

No Conflicts.

The consummation of the transactions contemplated hereby and the performance of this Guaranty and the other Loan Documents to which Guarantor is a party have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, bylaws, partnership agreement or other instrument to which Guarantor is a party or by which Guarantor is bound or affected where such breach or default individually or collectively would have a Material Adverse Effect.

Compliance with Laws.

Guarantor is in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty do not and will not violate, any provision of, or require any filing, registration, consent or approval (other than consents or approvals which have been previously obtained or filings or registrations which will be made in the ordinary course) under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, “Laws”) presently in effect having applicability to Guarantor, except where the failure to comply or any such violation would not have, taken singly or collectively, a Material Adverse Effect. Guarantor will comply promptly with all Laws now or hereafter in effect having applicability to it, the failure to comply with which would have a Material Adverse Effect.

Financial Statements; Financial Covenants.

(a)  The most recent financial statements heretofore delivered by Guarantor to Administrative Agent are true, correct and complete in all material respects, have been prepared in accordance with GAAP and fairly present Guarantor’s financial condition as of the respective dates thereof; no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof.

(b)  Guarantor shall furnish to Administrative Agent the financial statements and certifications of Guarantor required by the Agreement as and when required thereby.

(c)  Guarantor shall, at all times, collectively, maintain an aggregate Net Worth (as defined below) located in the United States of not less than $250,000,000.00. “Net Worth” shall be established by capitalizing the trailing twelve (12) months of net operating income (as determined in accordance with GAAP, but excluding Guarantor’s general and administrative expenses) for each real property owned or leased by Guarantor using a 6% capitalization rate less any outstanding debt secured by the fee or leasehold interest in connection with each such property and corporate debt of Guarantor (but excluding any stock appreciation rights). In addition, Guarantor shall, at all times, collectively, maintain Cash and Cash Equivalents (as defined below) located in the United States aggregating not less than $50,000,000.00. “Cash and Cash

NY 50215432v6

Equivalents” shall mean, as of the date of determination, (i) lawful currency of the United States of America, (ii) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of determination, (iii) commercial paper maturing in one hundred eighty (180) days or less rated not lower than A-1 by Standard & Poor’s, or P-1 by Moody’s Investors Service, Inc. on the date of determination and (iv) demand deposits, time deposits or certificates of deposit maturing within one (1) year in commercial banks whose obligations are rated not lower than A-1 by Moody’s Investors Service, Inc., or not lower than A+ or the equivalent by Standard & Poor’s on the date of determination.

(d)  Guarantor shall provide Administrative Agent within forty-five (45) Business Days after the end of each fiscal quarter with a certification from the chief financial officer of Guarantor that such Person has reviewed the terms of this Guaranty and of the financial condition of Guarantor and that based thereon Guarantor was in compliance with the financial covenants set forth in clause (c) of this paragraph 10 as of the end of the fiscal quarter in question and setting forth in reasonable detail computations evidencing compliance with said financial covenants, together with supporting financial data and information in respect thereof.

Non-Waiver; Remedies Cumulative.

No failure or delay on Lenders’ or Administrative Agent’s part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with Lenders or Administrative Agent in connection with the Loan shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Administrative Agent’s or Lenders’ acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Lenders or Administrative Agent of any right or remedy under any of the Loan Documents, this Guaranty or any other document made to or with Lenders or Administrative Agent in connection with the Loan on any one occasion shall not be construed as a bar to any right or remedy which Lenders or Administrative Agent otherwise would have on any future occasion. The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by Law.

Liability Unaffected by Release.

Any Guarantor, or any other party liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of any Guarantor not so released.

Transfers of Interests in Loan.

Guarantor recognizes that, subject to the provisions of Section 8.13 of the BLA, any Lender may sell and transfer interests in the Loan to one or more Participants and/or Assignees and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, any Guarantor or the Loan, may be exhibited to and retained by any such Participant or Assignee or prospective participant or assignee. Each Lender agrees, by its acceptance hereof, that a Lender’s delivery of any financial statements and appraisals to any such Participants or Assignee or prospective participant or assignee shall be done on a confidential basis and if such prospective participant or assignee does not become a Participant or Assignee, then all documentation delivered to such prospective participant or assignee pursuant to the preceding sentence shall be returned to Lender or Administrative Agent and kept confidential in accordance with the terms and conditions of the Loan Documents applicable to Participants and Assignees, as if such prospective participant or assignee had been a “Participant” or “Assignee”, respectively, as defined in the Loan Documents.

NY 50215432v6

Separate Indemnity/Other Guaranty.

Guarantor acknowledges and agrees that Lenders’ and Administrative Agent’s rights (and Guarantor’s obligations) under this Guaranty shall be in addition to all of Lenders’ and Administrative Agent’s rights (and all of Guarantor’s obligations) under any other guaranty or any indemnity agreement now or hereafter executed and delivered to Lenders and/or Administrative Agent by Borrower and/or Guarantor in connection with the Loan, and payments by Guarantor under this Guaranty shall not reduce any of Guarantor’s obligations and liabilities under any such other guaranty or indemnity agreement (except to the extent any such payment by Guarantor under this Guaranty is in respect of the same obligation or liability covered under any such other guaranty or indemnity agreement).

ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT.

GUARANTOR, AND BY THEIR ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR IN CONNECTION WITH THIS GUARANTY, ANY AND EVERY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

Governing Law; Submission to Jurisdiction.

This Guaranty and the rights and obligations of Lenders and Guarantor hereunder shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York’s principles of conflicts of law). Guarantor, and by their acceptance hereof, Administrative Agent and each Lender hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in The City of New York may be made at the address, and if more than one Guarantor, at their respective addresses, indicated below.

Severability.

Any provision of this Guaranty, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.

Setoff.

Guarantor agrees that, in addition to (and without limitation of) any right of setoff, bankers’ lien or counterclaim any Lender may otherwise have, any Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Guarantor at any of such Lender’s offices against any amount payable by Guarantor to such Lender hereunder or under any Loan Document which is not paid when due (regardless of whether such balances are then due to Guarantor), in which case it shall promptly notify Guarantor and Administrative Agent thereof; provided that such Lender’s failure to give such notice shall not affect the validity thereof. Payments by Guarantor hereunder or under the Loan Documents shall be made without setoff or counterclaim.

NY 50215432v6

Entire Agreement; Amendments.

This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except in accordance with the provisions of the BLA.

Successors and Assigns.

This Guaranty shall be binding upon and shall inure to the benefit of Lenders and Administrative Agent and Guarantor and their respective heirs, personal representatives and permitted successors and assigns. This Guaranty may be assigned by any or all of Lenders in connection with an assignment of all or any part of the Loan made in accordance with the Loan Documents with respect to all or any portion of the obligations guaranteed hereby, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of Guarantor hereunder to the assigning Lender(s) with respect to any portion of the obligations guaranteed hereby retained by the assigning Lender(s), or to any other Lender.

Paragraph Headings.

Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

Notices.

All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent as provided in the BLA, if to Guarantor at the addresses stated on the signature page hereof and if to Administrative Agent at its address stated above or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

Termination.

Subject to paragraph 5, this Guaranty shall automatically terminate and Guarantor shall be released from all obligations and liabilities hereunder upon the date on which the Loan and all amounts due under the Loan Documents have been paid in full and the remaining commitments for any unadvanced portion of the Total Loan shall have been terminated.

NY 50215432v6

Counterparts.

This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument.

Very truly yours,

ALEXANDER’S, INC.

By:	/s/ Alan J. Rice
Alan J. Rice Secretary

Address of Guarantor:

c/o Alexander’s, In 210 Route 4 East Paramus, New Jersey 07652 Attention: Chief Finacial Officerc

Vornado Realty Trust 888 Seventh Avenue New York, New York 10019 Attention: Executive Vice President – Capital Markets

With a copy to:

Vornado Realty Trust 888 Seventh Avenue New York, New York 10019 Attention: Corporation Counsel

This is to certify that this Guaranty was executed in my presence on the date hereof by the parties whose signatures appear above in the capacities indicated.

By:	/s/ Ilona Jacqueline Williams
Ilona Jacqueline Williams Notary Public

My Commission Expires: July 3, 2010